UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2022

ProFrac Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41388	87-2424964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Shops Boulevard, Suite 301 Willow Park, Texas	76087
(Address of principal executive offices)	(Zip Code)

(254) 776-3722

(Registrant’s telephone number, including area code)

Not Appliable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A common stock, par value $0.01 per share	ACDC	The Nasdaq Global Select Market
Warrants, each 124.777 warrants exercisable for one share of Class A common stock at an exercise price of $717.47 per share	ACDCW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On January 3, 2023, ProFrac Holding Corp., a Delaware corporation (“ProFrac”), issued a press release announcing that ProFrac Holdings II, LLC (“ProFrac II LLC”), a Texas limited liability company and a subsidiary of ProFrac, completed the previously announced acquisition of REV Energy Holdings, LLC, a Colorado limited liability company (“REV”), and also completed the acquisition of Producers Services Holdings LLC.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 8.01	Other Events.

Acquisition of REV Energy Holdings, LLC

As previously disclosed in the Current Report on Form 8-K filed by ProFrac on December 28, 2022 with the Securities and Exchange Commission, on December 23, 2022, ProFrac II LLC entered into a Membership Interest Purchase Agreement by and among ProFrac II LLC, REV, Jason Kuzov, an individual (“Kuzov”), Michell Winnick, an individual (“Winnick”), Buffalo Creek, LLC, an Idaho limited liability company (“Buffalo Creek,” and together with Kuzov and Winnick, the “REV Sellers”) and BCKW LLC, a Colorado limited liability company (the “REV Sellers’ Representative”), pursuant to which ProFrac II LLC agreed to purchase from the REV Sellers 100% of the issued and outstanding membership interests of REV (the “REV Acquisition”).

On December 30, 2022, ProFrac II LLC consummated the REV Acquisition. The aggregate purchase price of the REV Acquisition was $140 million, consisting of (i) a number of shares of ProFrac’s Class B common stock, par value $0.01 per share, equal to $70 million, (ii) approximately $39 million in the form of a secured note payable to the REV Sellers’ Representative by ProFrac II LLC (the “REV Note”), (iii) approximately $25.5 million in cash, and (iv) approximately $5.5 million in debt assumption. A portion of the cash consideration is subject to certain customary post-closing adjustments. The Membership Interest Purchase Agreement also provides for up to $20 million of earn-out payments if certain EBITDA-based performance targets are achieved during 2023.

The REV Note bears interest at a rate of 2.25% per annum and matures on the earlier of (i) June 30, 2025 and (ii) the date on which all amounts thereunder are due and payable pursuant to the terms and conditions thereof. The REV Note is secured by ProFrac II LLC’s equity interest in REV and substantially all of the assets of REV and its wholly-owned subsidiary, REV Energy Services, LLC, a Colorado limited liability company.

Acquisition of Producers Services Holdings LLC

On January 3, 2023, ProFrac II LLC entered into a Securities Purchase Agreement by and among ProFrac II LLC, Thomas E. Potts, Jr., as trustee of the Producers Service Employee Stock Ownership Plan and Trust (the “Plan”), PSC Holdings, Inc., an Ohio corporation (“Seller”), and Producers Service Holdings LLC, a Delaware limited liability company (“Producers”), pursuant to which ProFrac II LLC agreed to purchase 100% of the issued and outstanding membership interest of Producers from Seller (such transactions contemplated by the Securities Purchase Agreement, collectively, the “Producers Acquisition”).

Subsequent to entering into the Securities Purchase Agreement, on January 3, 2023, ProFrac II LLC consummated the Producers Acquisition for approximately $35 million of total transaction value, of which approximately half is payable in shares of ProFrac’s Class A common stock, par value $0.01 per share, with the remainder consisting of cash and debt assumption. A portion of the cash consideration is subject to certain customary post-closing adjustments.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 3, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFRAC HOLDING CORP.

By:	/s/ Lance Turner
Name:	Lance Turner
Title:	Chief Financial Officer

Date: January 4, 2023